UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

COLONIAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	1-12358 (Commission File Number)	59-7007599 (IRS Employer Identification Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01, 1.02, Item 2.03 Entry into a Material Definitive Agreement; Termination of a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

New Credit Facilities

     On March 22, 2005, Colonial Realty Limited Partnership, a Delaware limited partnership (“Borrower” or “CRLP”), and Colonial Properties Trust, an Alabama real estate investment trust (“Guarantor” or “CLP”), entered into a $500.0 million unsecured revolving credit facility and a $100.0 million unsecured term loan facility (“the Credit Facilities”) with Wachovia Bank, National Association (“Wachovia”), as Agent for the lenders, Bank of America, N.A. as Syndication Agent, Wells Fargo Bank, National Association, Citicorp North America, Inc. and AmSouth Bank, as Co-Documentation Agents, and U.S. Bank National Association and PNC Bank, National Association (“PNC Bank”), as Co-Senior Managing Agents and other lenders named therein. Wachovia Capital Markets LLC and Banc of America Securities LLC served as joint lead arrangers and joint bookrunners.

     Base rate loans and revolving loans are available under the revolving credit facility. The revolving credit facility also includes a competitive bid feature that will allow CRLP to convert up to $250.0 million under the revolving credit facility to a fixed rate and for a fixed term not to exceed 90 days. Generally, base rate loans bear interest at Wachovia’s designated base rate, plus a base rate margin ranging from 0.00% to 0.25% based on our unsecured debt ratings from time to time. Revolving loans bear interest at LIBOR plus a margin ranging from 0.50% to 1.15% based on our unsecured debt ratings from time to time. Competitive bid loans bear interest at LIBOR plus a margin, as specified by the participating lenders. Term loans are available under the term loan facility and bear interest at LIBOR plus a margin ranging from 0.55% to 1.35% based on our unsecured debt ratings from time to time.

     The Credit Facilities contain various covenant and events of default which could trigger early repayment obligations, including, but not limited to: nonpayment, violation or breach of certain covenants; failure to perform certain covenants beyond a cure period; and generally not paying our debts as they become due.

     Currently, $250.0 million is outstanding under the Credit Facilities, comprised of $150.0 million under the revolving credit facility and $100.0 million under the term loan facility. The proceeds from the Credit Facilities were used to payoff the $250.0 million balance of CRLP’s existing credit facility and revolving bridge credit facility (each of which has been terminated, as discussed below). Additional proceeds from the Credit Facilities may be used for predevelopment costs, development costs, acquisition costs, working capital, equity investments, repayment of indebtedness and general corporate purposes. The Credit Facilities mature on March 22, 2008, with an option to extend for one year.

Termination of Existing Credit Facility and Revolving Bridge Credit Facility

     On March 22, 2005, in connection with entering into the Credit Facilities described above, CRLP terminated its existing credit facility and its revolving bridge credit facility (“bridge facility”).

     The existing credit facility was entered into on November 22, 2002 and was amended on December 16, 2003. The credit facility was among CRLP, as borrower, and SouthTrust Bank, Wells Fargo Bank, Wachovia Bank, National Association, AmSouth Bank, National Association, PNC Bank, National Bank, Comerica Bank, U.S Bank, National Association, Compass Bank and Branch Banking & Trust Company and provided for borrowings up to $320.0 million. Based on current ratings assigned to our senior unsecured indebtedness, the existing credit facility bore interest at LIBOR plus 105 basis points. The credit line also included a competitive bid feature that allowed us to convert up to $160.0 million under our credit line to a fixed rate, for a fixed term not to exceed 90 days. This credit line would have matured in November 2005 and had an option for a one year extension.

     The bridge facility was entered into on October 28, 2004 and was among CRLP, as Borrower, CLP as Guarantor, SouthTrust Bank, as Lender and Agent for the Lenders, AmSouth Bank, PNC Bank, National

Association, Wells Fargo Bank, National Association, Comerica Bank, Compass Bank and Branch Banking & Trust Company. Base rate loans and euro-dollar loans were available under the bridge facility. Generally, base rate loans bore interest at Wachovia’s designated base rate, plus a base rate margin ranging from 0.00% to 1.00% based on our unsecured debt ratings from time to time. Euro-dollar loans bore interest at LIBOR plus a margin ranging from 0.70% to 1.35% based on our unsecured debt ratings from time to time. The bridge facility provided for borrowings up to $200.0 million. The bridge facility would have matured on November 22, 2005.

     Both the existing credit facility and the bridge facility were terminated early. CRLP did not incur early termination penalties associated with the terminations.

Certain Relationships

     From time to time, CRLP and CLP have had customary commercial banking relationships with each of the lenders under the Credit Facilities, the terminated existing credit facility and the terminated revolving bridge credit facility. In addition, CRLP and CLP have had investment banking relationships with affiliates of Wachovia Bank, National Association, Bank of America, N.A. and Citicorp North America, Inc. Furthermore, Banc of America Securities LLC, an affiliate of Bank of America, N.A., served as CLP’s financial advisor in CLP’s pending merger with Cornerstone Realty Income Trust (“Cornerstone”). Wachovia Capital Market LLC, an affiliate of Wachovia, served as Cornerstone’s financial advisor.

Item 9.01 Financial Statements and Exhibits.

                 (c) Exhibits:

Exhibit	Description

10.38	Credit Agreement dated as of March 22, 2005, by and among Colonial Realty Limited Partnership, as Borrower, Colonial Properties Trust, as Guarantor, Wachovia Bank, as Agent for the Lenders, and the Lenders named therein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: March 25, 2005	By:	/s/	Weston M. Andress

	Name:		Weston M. Andress
	Title:		Chief Financial / Investment Officer

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EXHIBIT INDEX

Exhibit	Description

10.38	Credit Agreement dated as of March 22, 2005, by and among Colonial Realty Limited Partnership, as Borrower, Colonial Properties Trust, as Guarantor, Wachovia Bank, as Agent for the Lenders, and the Lenders named therein.

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